UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2009

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

Bankruptcy Filing

On August 28, 2009, Baseline Oil & Gas Corp. (“we”, “us” or “Debtor”) filed a voluntary petition (In re: Baseline Oil & Gas Corp., Debtor, Case No. 09-36291) for reorganization (the “Chapter 11 Case”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

The existing officers and directors of the Debtor will continue to oversee operation of the Debtor’s business as a debtor-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code, and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside the ordinary course of business.

Plan Support and Lock-Up Agreement; Prepetition Solicitation

As previously reported in our Quarterly Report filed with the Securities and Exchange Commission on August 14, 2009, we entered into a Plan Support and Lock-Up Agreement dated as of July 17, 2009 (the “Plan Support Agreement”) with the holders of more than 85% (the “Consenting Holders”) of the outstanding principal amount of our 15% Senior Secured Notes due 2009 and our 12.5% Senior Secured Notes due 2012 (collectively, the “Senior Notes”). Pursuant to the Plan Support Agreement, the Consenting Holders agreed to vote in favor of and support a proposed plan of reorganization of the Debtor under the Bankruptcy Code that is consistent in all material respects with the Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Baseline Oil & Gas Corp. that we filed with the Bankruptcy Court on August 28, 2009 (the “Plan”). The Consenting Holders also agreed to make a $5 million exit facility available to the Company upon consummation of the Plan. The Plan Support Agreement may be terminated under certain circumstances by the Consenting Holders, including if (i) the Bankruptcy Court does not confirm the Plan on or prior to September 25, 2009; and (ii) the Debtor does not consummate the restructuring transactions provided for in the Plan on or prior to September 30, 2009.

Pursuant to the Plan Support Agreement, on July 21, 2009 the Debtor commenced a solicitation (the “Prepetition Solicitation”) of the holders of all its Senior Notes (the “Prepetition Noteholders”), as the only class of claimants not deemed to have accepted or rejected the Plan pursuant to the Bankruptcy Code. The Prepetition Solicitation was held open for thirty (30) days. As part of the Prepetition Solicitation, all Prepetition Noteholders received a copy of the Plan, the related disclosure statement (together with various exhibits thereto, the “Disclosure Statement”) and a ballot requesting each Prepetition Noteholder to (i) accept or reject the Plan and (ii) elect to participate or decline to participate in the proposed Exit Financing (as described in the Plan and defined below). The solicitation period terminated on August 20, 2009, at which time we received ballots from Prepetition Noteholders holding in excess of $107.3 million of the $122.8 million aggregate amount of Senior Notes outstanding. The Plan was accepted by one hundred percent (100%) in number and one hundred percent (100%) in aggregate principal amount of the Prepetition Noteholders that returned ballots (the “Approving Noteholders”). The Approving Noteholders also elected to participate in the Exit Financing.

The Plan

The material terms of the Plan as accepted by the Approving Noteholders in the Prepetition Solicitation include, among other things, that:

• Prepetition Noteholders Claims. The claims of the Prepetition Noteholders (Class 4 under the Plan) are impaired. Upon the later of (x) the Effective Date of the Plan and (y) the date on which the claim of a class 4 claim becomes an Allowed Claim under applicable law, each holder of a Class 4 Allowed Claim shall be entitled to receive securities in the reorganized Debtor, consisting of: (i) new 10% Subordinated Secured Notes; (ii) shares of Junior Preferred Stock; and (iii) shares of New Common Stock. As further set forth in the Plan and Disclosure Statement, the allocation of such securities among the Prepetition Noteholders is subject to the election of a Prepetion Noteholder to participate or not in the Exit Facility.

• Exit Facility. All Prepetition Noteholders were offered the opportunity to participate in an exit financing where $5 million of new cash will be made available to the Company on the Effective date. As stated above, Prepetition Noteholders holding in excess of eighty five percent (85%) of our Senior Notes elected to so participate (the “Exit Facility Lenders”). In addition to those securities set forth above, the Exit Facility Lenders will also receive (i) new Series A 20% Senior Secured Notes; (ii) new Series B 20% Senior Secured Notes; and (iii) shares of Senior Preferred Stock.

• Trade Creditors and Customers. The Debtor expects to continue normal operations during the Chapter 11 Case. The Plan contemplates payment in full of claims held by trade creditors and uninterrupted performance of agreements with customers in accordance with existing business terms.

• Cancellation of Existing Equity; Cessation as Publicly Reporting Company. On the Effective Date, all existing equity in the Debtor will be cancelled for no consideration and the Company will no longer file periodic and or other reports with the Securities and Exchange Commission.

• Administrative, Tax and other Priority Claims. These claims are not impaired and each holder of an allowed Administrative, Tax or other Priority Claim is to be paid in full, in cash, under the Plan.

• Royalty and other Secured Claims. These claims are not impaired and each holder of an allowed Royalty or other Secured Claim shall be paid in full, in cash under the Plan.

The foregoing is qualified in its entirety by reference to the Plan attached hereto as Exhibit 2.1, and incorporated by reference herein.

The Debtors have requested that the Bankruptcy Court confirm the Plan as quickly as possible. However, the Plan will be subject to obtaining all necessary approvals, including but not limited to judicial determinations of confirmability, and there can be no assurance, therefore, as to how long it may take to complete the Debtor’s reorganization process.

Item 8.01	Other Events

On August 31, 2009, the Debtor issued a press release announcing it will seek to reorganize its business under the protection of Chapter 11 bankruptcy laws.

The information under the caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Baseline Oil & Gas Corp.

99.1	Press Release, dated August 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2009	Baseline Oil & Gas Corp.

	By:	/s/ Thomas R. Kaetzer
Name: Thomas R. Kaetzer
Title: President